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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549





                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  NOVEMBER 16, 1998



                                GRUBB & ELLIS COMPANY
                                ---------------------
               (Exact name of registrant as specified in its charter)




         DELAWARE                       1-8122                  94-1424307
         --------                       ------                  ----------
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)




2215 SANDERS ROAD, SUITE 400              NORTHBROOK, IL              60062
--------------------------------------------------------              -----
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code                 847.753.7500



                                       NO CHANGE
                                       ---------
           (Former name or former address, if changed since last report.)

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ITEM 5.   OTHER EVENTS.

(a)  ACQUISITION.

     On December 1, 1998, Grubb & Ellis Company (the "Company") completed the purchase of certain assets of Williams Property Venture d/b/a Smithy Braedon Oncor International, a Virginia general partnership and Smithy Braedon Oncor International Management, Inc., a Virginia corporation (collectively, "Smithy Braedon"), headquartered in Washington, D.C. The acquisition was made pursuant to an asset purchase agreement entered into by Smithy Braedon, its owners and the Company. The business of Smithy Braedon consisted primarily of transactional commercial real estate brokerage services and property management services. Smithy Braedon had 36 real estate professionals in two offices located in Washington, D.C. and McLean Virginia, and managed approximately one million square feet of commercial property.

     The assets purchased are comprised mainly of real estate services and property management contracts, fixtures and equipment, proprietary rights relating to the business, and other personal property. The purchase price consists of cash at closing, deferred payments due in January 2000 and an earnout payment based on revenue levels for the twelve months following the acquisition date. Due to the contingent nature of the earnout payment, the Company will not record this portion of the purchase price until it is earned.

     A press release dated December 1, 1998 issued by the Company is filed as an exhibit to this Report and is incorporated herein by reference.


(b)  LEGAL MATTERS.

     The Company previously reported in Note 9 of its consolidated financial statements under the caption "Legal Matters" in its Report on Form 10-K for the fiscal year ended June 30, 1998 information concerning a law suit entitled JOHN W. MATTHEWS, ET AL V. KIDDER, PEABODY & CO., ET AL AND HSM INC., ET AL, filed on January 23, 1995 in the United States District Court for the Western District of Pennsylvania. On September 26, 1996, the court granted plaintiffs' motion to file an amended complaint to add additional plaintiffs with respect to Partnerships I and III and granted plaintiffs' motion for class certification with respect to Partnerships I, II and III. Subsequently, the court entered an order granting an interlocutory appeal by defendants to the September 26, 1996 order on the question of the applicability of the Private Securities Litigation Reform Act of 1995 (the "Securities Litigation Reform Act") to this case. The case had been stayed, including discovery, pending the outcome of the appeal. In November, 1998 the United States Court of Appeals for the Third Circuit entered an order holding that the Securities Litigation Reform Act is not applicable to this case and that plaintiffs may proceed with their RICO claims against the defendants.

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     The Company intends to vigorously defend the MATTHEWS action and believes it has meritorious defenses to contest the claims asserted by plaintiffs. Based upon available information, the Company is not able to determine the financial impact, if any, of such action, but believes that the outcome will not have a material adverse effect on the Company's financial position or results of operations.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1      Press Release of Grubb & Ellis Company dated December 1, 1998.



                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GRUBB & ELLIS COMPANY
                                             ---------------------
                                             (Registrant)


Date:  December 23, 1998                     By: /s/ Robert J. Walner
                                                 -------------------------
                                                 Robert J. Walner
                                                 Senior Vice President and
                                                 General Counsel

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                                   EXHIBIT INDEX

     Exhibit
     Number
     -------
     99.1      Press Release of Grubb & Ellis Company dated December 1, 1998.
















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